Exhibit 99.1

Idera Pharmaceuticals Announces Immuno-Oncology Clinical Research Collaboration with AbbVie

Exton, PA.  September 4, 2019 —Idera Pharmaceuticals, Inc. (NASDAQ: IDRA) announced today that they have entered into an immuno-oncology clinical research collaboration with AbbVie, a global, research-based biopharmaceutical company.  The purpose of the collaboration is to conduct a clinical study evaluating whether combinations of an OX40 agonist (ABBV-368), a TLR-9 agonist (tilsotolimod), chemotherapy (nab-paclitaxel) and/or an anti-programmed cell death 1 (PD-1) antagonist (ABBV-181) stimulate the immune system resulting in anti-tumor responses.

This Phase 1b, multi-center, open-label study is designed to determine the safety, tolerability, pharmacokinetics and preliminary efficacy of combinations of ABBV-368 plus tilsotolimod in subjects with recurrent or metastatic head and neck squamous cell carcinoma (HNSCC).

The study will test three separate treatment arms:

•                  ABBV-368 plus tilsotolimod;

•                  ABBV-368 plus tilsotolimod and nab-paclitaxel; and

•                  ABBV-368 plus tilsotolimod, nab-paclitaxel and ABBV-181.

Under the terms of the agreement, Idera will provide clinical trial supply of tilsotolimod to AbbVie and AbbVie will be responsible for conduct of the study.

“We are excited to be entering into this additional clinical collaboration, which continues to advance our strategy of exploring the possibilities to further improve patient outcomes harnessing the immune system against difficult to treat cancers, which historically have not generated significant objective response rates through checkpoint inhibition alone,” stated Elizabeth A. Tarka, M.D., F.A.C.C., Idera’s Chief Medical Officer.  “We look forward to working together with AbbVie to advance our understanding of the combination effect of ABBV-368 and tilsotolimod for these patients.”

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the Company’s vast experience in developing proprietary immunology platforms, Idera’s lead development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit www.iderapharma.com.

Idera Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company’s strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs for the period anticipated; whether interim results from a clinical trial, such as the preliminary results reported in this release, will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials such as the results described in this release will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera’s technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company’s collaborations will be successful; and such other important factors as are set forth under the caption “Risk factors” in the Company’s Annual Report filed on Form 10-K for the period ended December 31, 2018. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IDERA PHARMACEUTICALS Contact:

Robert A. Doody, Jr.

SVP, Investor Relations & Communications

Phone (484) 348-1677

RDOODY@IDERAPHARMA.COM